SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported: December 20, 2006


                        ETERNAL TECHNOLOGIES GROUP, INC.
               ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     0-27929
                            ------------------------
                            (Commission file number)

         Nevada                                         62-1655508
-------------------------                  -------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
 of incorporation)


                     Sect. D, 5/F, Block A. Innotech Tower,
                 235 Nanjing Rd. Heping District, Tianjin 300052
                --------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               011-86-22-2721-7020
              (Registrant's telephone number, including area code)

                   ------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 20, 2006, the Company executed a letter of interest to acquire 22% of the issued and outstanding shares of Hong Yuan Aquatic Products, Inc., (Hong
Yuan) a  company  engaged  in  commercial  turtle  farming  in  Changsha,  Hunan
Province,   China.   The  purchase  price  is  29,700,000   RMB   (approximately
US$3,800,000) and is payable - 14,850,000 RMB in cash (approximately US$1,900,000 and 2,719,730 restricted shares of the Company's common stock (valuing the shares at $.70 per share). The transaction is scheduled to close on January 1, 2007. Based upon Hong Yuan's prior year's earnings, this should add approximately $450,000 to the income of Eternal. Eternal expects this operation to grow rapidly.

Item 9.01 Financial Statements and Exhibits

     d)   Exhibits

          2.1 Exchange Agreement between Eternal Technologies Group, Inc. and Hong Yuan Aquatic Products, Inc. dated January 1, 2007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        ETERNAL TECHNOLOGIES GROUP, INC.


December 27, 2006       /s/ JiJun Wu
                        --------------------------------
                            JiJun Wu
                            Chairman of the Board